UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in a Form 8-K filed with the Commission on November 2, 2012, Steven M. Meilicke, the principal accounting officer of Tutor Perini Corporation (the “Company”) tendered his resignation as Vice President Corporate Controller of the Company effective November 30, 2012.

In connection with the resignation of Mr. Meilicke, effective November 30, 2012 and until a permanent successor is appointed by the Company, the undersigned, Michael J. Kershaw, age 63, assumed the responsibility of the Company’s principal accounting officer in addition to his current position as the Company’s principal financial officer. There will be no change in Mr. Kershaw’s compensation. The Company has commenced an active search process for a new principal accounting officer.

As previously disclosed in a Form 8-K filed with the Commission on September 16, 2011, the Company appointed Mr. Kershaw as Executive Vice President and Chief Financial Officer of the Company effective September 21, 2011.  From December 2007 until he joined the Company in September 2011, Mr. Kershaw served as Senior Vice President and Chief Accounting Officer of The Shaw Group Inc., a global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets.  Mr. Kershaw first joined The Shaw Group Inc. in September 2007 as Senior Vice President and Corporate Controller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: November 30, 2012	By: /s/Michael J. Kershaw
Michael J. Kershaw Executive Vice President and Chief Financial Officer